Exhibit 32.2

Certification by Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Stein Mart, Inc. (the “Company”), hereby certify that:

1.	the Annual Report on Form 10-K of the Company for the 52 weeks ended February 2, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2008	/s/ James G. Delfs
James G. Delfs
Chief Financial Officer